SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2022
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)
559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2022, United Security Bancshares (“Company”) and its wholly-owned subsidiary, United Security Bank (the “Bank”), entered into an agreement with McDermott and Bull Interim Leaders, LLC (“MBIL”) to provide for the appointment of Mr. Steven J. Leen, a consultant associated with MBIL, to serve as interim Chief Financial Officer of the Company and the Bank. Mr. Leen assumed the role of interim Chief Financial Officer of the Company and the Bank effective as of October 3, 2022. It is expected that Mr. Leen will serve in this interim role for approximately four to six weeks, during which time the Company and the Bank plan to search for a permanent replacement to fill the Chief Financial Officer position. Pursuant to the Company’s and the Bank’s agreement with MBIL, the Company has agreed to pay $315 per hour to MBIL for Mr. Leen’s services, and will reimburse pre-approved reasonable and documented business expenses of Mr. Leen actually incurred during the performance of Mr. Leen’s services. Mr. Leen shall have no authority to enter into contracts that bind the Company or the Bank or which would create obligations on the part of the Company or the Bank, respectively, without the prior written authorization of an executive officer of the Company or the Bank, as applicable. Mr. Leen is not related to any of the Company’s or the Bank’s directors or executive officers. Mr. Leen is 65 years old. Mr. Leen previously served as Chief Financial Officer at Avidbank for over 15 years and as a Chief Financial Officer and in other senior management level positions for over 16 years with Fireside Bank, a Bay Area financial institution with operations throughout the western United States. None of such corporations or organizations are affiliated with the Company or the Bank. Since January 1, 2021, Mr. Leen has not been a party to any material transactions involving the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	October 5, 2022	By: /s/ Dennis Woods
Dennis Woods
President & Chief Executive Officer